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                                [GRAPHIC OMITTED]


                        GREATER ATLANTIC FINANCIAL CORP.

10700 Parkridge Boulevard - Suite P50 - Reston, Virginia 20191 - (703) 391-1300
                                                          - Fax: (703) 391-1506


NEWS RELEASE

Date:     July 31, 2003

Contact:  David E. Ritter
          (703) 390-0344

                       GREATER ATLANTIC FINANCIAL RELEASES
                              THIRD QUARTER RESULTS

Reston, Virginia - July 31, 2003 - Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company had net earnings for the three months ended June 30, 2003, of $298,000 or $.09 per diluted share compared to net earnings of $169,000 or $.06 per diluted share earned for the three months ended June 30, 2002. For the nine months ended June 30, 2003, the Company had net earnings of $1.2 million or $.34 per diluted share, compared to net earnings of $496,000 or $.16 per share for the comparable period one year ago.

In commenting on the results, Carroll E. Amos, President and Chief Executive Officer, said, "aided by an increase in loan originations and sales at the Bank's mortgage banking subsidiary, our earnings increased by 76% and 145%, respectively, from those achieved for the comparable three- and nine- month periods one year ago. In commenting further, Mr. Amos stated that, "we were also able to get a good start on the September 2003 quarter as the Bank's mortgage banking subsidiary originated approximately $89.0 million in loans in the month of June for sale in July."

Mr. Amos noted that earnings were negatively impacted during the quarter as loans receivable, net, decreased by $4.2 million from the level held at the quarter ended March 31, 2003 as a result of repayments and prepayments of $11.1 million in the bank's single-family loan portfolio, offset in part by increases of $3.7 million in the commercial lending portfolio and $3.2 million in the consumer loan portfolio. Continuing, Mr. Amos said that, "in addition to the overall reduction in loans receivable, net, the repayment of the higher yielding single family loans compressed the bank's net interest margin and that compression was not offset by the higher margins on the commercial and consumer loan originations."


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Net interest  income  during the quarter  ended June 30, 2003,  amounted to $1.9 million, a decrease of $37,000 from the comparable period one year ago, as the $23.3 million increase in the Bank's average interest earning assets was offset by a 11 basis point decrease in net interest margin. The decrease was from 1.68% for the quarter ended June 30, 2002, to 1.57% for the current quarter. Contributing to the decline in the net interest margin was the prepayment of higher yielding interest earning assets during the quarter.

For the nine months ended June 30, 2003, net interest income amounted to $6.1 million, an increase of $260,000 or 4 per cent over the comparable 2002 period. The increase during the nine months ended June 30, 2003 resulted primarily from a $79.1 million increase in the Bank's average interest earning assets offset in part by a 24 basis point decrease in net interest margin from 1.91% for the nine months ended June 30, 2002 to 1.67% for the nine months ended June 30, 2003. The prepayment of higher yielding interest-earning assets, was the primary reason for the decline in net interest margin as the yield on interest earning assets declined by 81 basis points from 5.17% for the nine months ended June 30, 2002 to 4.36% for the nine months ended June 30, 2003. The decline in the yield on interest earning assets was offset in part by a 63 basis point decrease in the cost of interest-bearing liabilities.

Noninterest income for the three months ended June 30, 2003, increased 97 percent or $2.2 million from the three months ended June 30, 2002. The increase in the period was primarily attributable to a $2.1 million increase in gain on sale of loans by Greater Atlantic Mortgage Corporation coupled with an increase of $99,000 in service fees on loans and deposits.

For the nine months ended June 30, 2003, noninterest income amounted to $12.5 million, an increase of $5.9 million or 89 percent when compared to the nine months ended June 30, 2002. That increase is primarily attributable to an increase in gain on sale of loans of $5.6 million, as loan sales increased over the comparable period one year ago, coupled with an increase of $414,000 in service fees on loans and deposits, offset in part by a $115,000 decrease in gain on sales of investment securities.

Noninterest expense increased $2.1 million or 53 percent to $6.0 million for the three months ended June 30, 2003 from the comparable period one year ago. The increase was primarily attributable to a $1.7 million increase in noninterest expense at the Bank's mortgage banking subsidiary for the three months ended June 30, 2003 from the comparable period one year ago as a result of increased loan origination and sales activity. While the Bank's increase of $374,000 in noninterest expense was distributed over various noninterest expense categories, the increase at the mortgage company level was primarily in compensation, other operating expense, professional services and advertising of $1.3 million, $110,000, $110,000 and $108,000, respectively.

Noninterest expense for the nine months ended June 30, 2003, amounted to $16.6 million, an increase of $5.2 million or 45% from the $11.4 million incurred in the nine months ended June 30, 2002. The increase was primarily attributable to a $4.4 million increase in expenses at the Bank's mortgage banking subsidiary as a result of increased lending activity. The increase in the Bank's noninterest expense of $803,000 was a result of the Bank's continued growth. While the Bank's increase in noninterest expense was distributed over various categories, the increase


07/31/03             Greater Atlantic Financial Corp.      Page 2 of 7

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in  noninterest  expense at the  Mortgage  Corporation  level was  primarily  in compensation, other operating expense, professional services, and advertising of $3.6 million, $289,000, $195,000 and $134,000, respectively.

Non-performing assets were $1.8 million at June 30, 2003, or .35 per cent of total assets, compared to $380,000 or .08 percent of total assets at June 30, 2002. The increase in non-performing assets from the year ago period was due primarily to the non-performing status of a previously disclosed commercial business loan with a current balance of $926,000. The Bank is in the process of liquidating that loan from the cash flow of the collateral securing the loan. The Bank decreased its provision for loan losses by $44,000 in the three-month period ended June 30, 2003 from the provision made for the three-month period ended June 30, 2002, due primarily to a reduction in the required provision for that loan during the current quarter. The $240,000 increase in the provision in the nine months ended June 30, 2003 over the comparable period one year ago was primarily due to the additional provision that was required for that loan in the quarter ended December 31, 2002.

At June 30, 2003, Greater Atlantic Financial Corp. had total assets of $527.8 million, an increase of $29.9 million or 6 percent from the $497.9 million recorded at the close of the comparable period one year ago. Loans receivable, net, at June 30, 2003, amounted to $251.5 million, a $764,000 increase from the $250.7 million held at June 30, 2002. Deposits amounted to $284.0 million at June 30, 2003 an increase of $18.8 million from the $265.2 million held one year ago. Stockholders' equity at June 30, 2003 amounted to $21.6 million or $7.18 per share. The company's net earnings of $1.2 million for the nine months ended June 30, 2003, was the primary contributor to the $.40 per share increase in book value per share from September 30, 2002, the Company's fiscal year end. Other comprehensive income increased by $12,000 during the same period and had no impact on the increased book value per share calculation as of June 30, 2003.

Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank and the Bank's independent wholly-owned subsidiary, Greater Atlantic Mortgage Corporation. The Bank offers traditional banking services to customers through nine branches located in Washington, D.C., Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston, South Riding, Sterling and Winchester, Virginia.


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        PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; THE COMPANY'S ABILITY TO REMEDY ANY COMPUTER MALFUNCTIONS THAT MAY RESULT FROM THE ADVENT OF THE YEAR 2000; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.













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




                        GREATER ATLANTIC FINANCIAL CORP.
                              THIRD QUARTER RESULTS
                                  (NASDAQ:GAFC)
               (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                           At or for the          At or for the
                                        Three Months Ended     Nine Months Ended
                                              June 30,              June 30,
                                      ----------------------  ---------------------
CONSOLIDATED STATEMENT OPERATIONS         2003       2002         2003       2002
                                      ----------  ----------  ---------- ----------

INTEREST INCOME
  Loans                               $    3,500  $    3,519  $  10,900  $  10,209
  Investments                              1,571       2,013      5,117      5,706
                                      ----------  ----------  ---------  ---------
TOTAL INTEREST INCOME                      5,071       5,532     16,017     15,915

INTEREST EXPENSE
  Deposits                                 1,557       1,975      5,140      6,463
  Borrowed money                           1,612       1,618      4,753      3,588
                                      ----------  ---------   ---------  ---------
TOTAL INTEREST EXPENSE                     3,169       3,593      9,893     10,051
                                      ----------  ---------   ---------  ---------

NET INTEREST INCOME                        1,902       1,939      6,124      5,864
PROVISION FOR LOAN LOSSES                     66         110        779        539
                                      ----------  ----------  ---------  ---------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES              1,836       1,829      5,345      5,325

  NONINTEREST INCOME
  Gain on sale of loans                    4,067       1,939     11,327      5,753
  Fees and service charges                   333         234      1,118        704
  Gain on sale of investment securities       51          81         35        150
  Loss on sale of real estate owned           (9)          -         (9)         -
  Other operating income                      (1)          5         13          5
                                      ----------  ----------  ---------  ---------
TOTAL NONINTEREST INCOME                   4,441       2,259     12,484      6,612

NONINTEREST EXPENSE
  Compensation and employee benefits       3,264       1,843      9,405      5,575
  Occupancy                                  494         436      1,467      1,318
  Professional services                      370         211        846        526
  Advertising                                405         250        786        637
  Deposit insurance premium                   12          11         35         32
  Furniture, fixtures and equipment          282         210        819        621
  Data processing                            342         304        967        846
  Provision for loss on real estate owned     -           -          -          -
  Other real estate owned expenses            2           -           5         -
  Other operating                            808         654      2,285      1,874
                                      ----------  ----------  ---------  ---------
TOTAL NONINTEREST EXPENSE                  5,979       3,919     16,615     11,429
                                      ----------  ----------  ---------- ---------

Income (loss) before income tax provision    298         169      1,214        508
Income tax provision                          -           -          -          12
                                      ----------  ----------  ---------  ---------

NET EARNINGS                          $      298  $      169  $   1,214  $     496
                                      ==========  ==========  =========  =========



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



                           Greater Atlantic Financial Corp.
                                 Third Quarter Results
                                     (NASDAQ:GAFC)
                  (Dollars in Thousands Except Earnings Per Share)

                                           At or for the          At or for the
                                       Three Months Ended       Nine Months Ended
                                             June 30,                June 30,
                                     ---------------------   ---------------------
                                        2003        2002        2003         2002
                                     ---------   ---------   ---------   ---------

Per Share Data:
Net income (loss)
    Basic                            $    0.10   $    0.06   $    0.40   $    0.16
    Diluted                               0.09        0.06        0.34        0.16
Book value                           $    7.18   $    6.80   $    7.18   $    6.80
Weighted average shares outstanding
    Basic                            3,012,434   3,012,434   3,012,434   3,009,742
    Diluted                          4,413,922   3,036,593   4,412,702   3,031,190


Average Financial Condition Data:
Total assets                         $ 501,387   $ 478,225   $ 505,828   $ 425,986
Investment securities                  165,472     174,006     162,769     150,177
Mortgage-backed securities              41,377      39,388      44,858      34,644
Total loans receivable, net            277,548     247,667     281,636     225,359
Total deposits                         270,045     252,687     275,174     239,208
Total stockholders' equity              20,963      21,668      20,769      21,486

Selected Financial Ratios(1)
Return on average assets                  0.24%       0.14%       0.32%       0.16%
Return on average equity                  5.71%       3.12%       7.79%       3.08%
Yield on earning assets                   4.19%       4.80%       4.36%       5.17%
Cost of funds                             2.74%       3.32%       2.84%       3.47%
Net interest rate spread                  1.45%       1.48%       1.52%       1.70%
Net interest rate margin                  1.57%       1.68%       1.67%       1.91%







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



                         Greater Atlantic Financial Corp
                              Third Quarter Results
                                  (NASDAQ:GAFC)
               (Dollars in Thousands Except Earnings Per Share)

                                                                 At or for the
                                                               Nine Months Ended
                                                                    June 30,
                                                            -----------------------
                                                                2003        2002
                                                            ----------   ----------
Financial Condition Data:
Total assets                                                $  527,799   $ 497,949
Total loans receivable, net                                    251,450     250,686
Mortgage-loans held for sale                                    22,121       8,137
Investments                                                    157,929     171,610
Mortgage-backed securities                                      72,168      48,561
Total deposits                                                 283,973     265,197
FHLB advances                                                  124,150     115,200
Other borrowings                                                84,396      84,667
Convertible preferred securities                                 9,346       9,346
Total stockholders' equity                                      21,630      20,472

Asset Quality Data:
Non-performing assets to total assets                             0.35%       0.08%
Non-performing loans to total loans                               0.63%       0.15%
Net charge-offs to average total loans                            0.26%       0.01%
Allowance for loan losses to:
    Total loans                                                   0.62%       0.52%
    Non-performing loans                                         98.15%     351.32%
Non-performing loans                                        $    1,782   $     380
Non-performing assets                                       $    1,836   $     380
Allowance for loan losses                                   $    1,749   $   1,335

Capital Ratios of the Bank:
Leverage ratio                                                    5.97%       5.84%
Tier 1 risk-based capital ratio                                  12.58%      13.03%
Total risk-based capital ratio                                   13.23%      13.62%








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